NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                       OF
                            SHARES OF COMMON STOCK OF
                           AMERIHOST PROPERTIES, INC.
                        PURSUANT TO THE OFFER TO PURCHASE
                                DATED MAY 3, 1999

     This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

                  (a) certificates for shares of Common Stock, $.005 par value per share (the "Shares") of Amerihost Properties, Inc. (the "Company") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis; or

                  (b) the procedure for book-entry transfer (set forth in Section 3 of the Company's Offer to Purchase dated May 3, 1999 (the "Offer to Purchase")) cannot be completed on a timely basis; or

                  (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

         This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                         The Depositary of the Offer is:
                          HARRIS TRUST AND SAVINGS BANK

 By Registered or Certified Mail:                 By Facsimile Transmission:
                                               (212) 701-7636 or (212) 701-7637
 Harris Trust and Savings Bank c/o
 Harris Trust Company of New York     Confirm Receipt of Facsimile by Telephone:
           P.O. Box 1010                             (212) 701-7624
        Wall Street Station
   New York, New York 10268-1010                 For Information Call:
                                                       (800) 245-7630

                         By Hand or Overnight Delivery:

                          Harris Trust and Savings Bank
                      c/o Harris Trust Company of New York
                                Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005
                             -----------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Amerihost Properties, Inc., a Delaware corporation, at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, the number of Shares set forth herein pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------
                                    ODD LOTS

        To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of less than 100 Shares. The undersigned either (check one box):

|_| is the beneficial owner of an aggregate of less than 100 Shares, all of which Shares are being tendered; or

|_| is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares and is tendering all of such Shares of that class (or classes).
--------------------------------------------------------------------------------

IMPORTANT: STOCKHOLDERS MUST COMPLETE THE PRICE SELECTION INFORMATION FOR SHARES TENDERED.

                           PRICE SELECTION FOR SHARES
--------------------------------------------------------------------------------
                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                  (SEE INSTRUCTION 5 OF LETTER OF TRANSMITTAL)

================================================================================
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

(STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL AND/OR NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)
================================================================================
SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

|_| The undersigned wants to maximize the chance of having Amerihost Properties, Inc. purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the prices below, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $3.375 or as high as $4.00.


                                       OR


SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER:

By checking ONE of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL AND/OR NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

                    |_|   $3.375                  |_|  $3.75
                    |_|   $3.50                   |_|  $3.875
                    |_|   $3.625                  |_|  $4.00


--------------------------------------------------------------------------------

          (Please type or print)
         Certificate Nos.  (if available):

         ____________________________________________
         ____________________________________________
                           Name(s)


         ____________________________________________
                           Address(es)


         ____________________________________________

         ____________________________________________
               Area Code(s) and Telephone Number(s)

                           SIGN HERE

         ____________________________________________
                           Signature(s)

         ____________________________________________
         Dated:

         If Shares will be tendered by book-entry transfer, fill in the applicable account number, below:

         The Depository Trust Company

         DTC Account Number:__________________________

         Transaction Code Number:_____________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a financial institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"), hereby guarantees
(i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) the delivery to the Depositary, at one of its addresses set forth above, of certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase) or through ATOP (as defined in the Offer to Purchase), and any other required documents, all within three Nasdaq National Market trading days after the date of receipt by the Depositary.

         THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

         Authorized Signature:__________________________________________________
         Name:__________________________________________________________________
                                       (Please Print)

         Title:_________________________________________________________________
         Name of Firm:__________________________________________________________
         Address:_______________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
                                      (Including Zip Code)
         Area Code and Telephone Number:________________________________________
         Date:____________________________________________________________, 1999


NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.